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                                                                   EXHIBIT 10.17

                             SERVICE AMERICA CORPORATION
                            SAN DIEGO JACK MURPHY STADIUM

THIS AGREEMENT is made this 9th day of April, 1992 by and between SERVICE AMERICA CORPORATION ("SAC") , and RUBIO'S RESTAURANTS, INC. ("Rubio's"), a California corporation with its principal place of business at 7857 Convoy Court, San Diego, CA 92111.

                                    WITNESSETH:


In consideration of the mutual covenants set forth below, and for other valuable consideration, the parties agree, as follows:

1.     OBLIGATIONS OF SAC:

       a. SAC shall, in conjunction with Rubio's, as described below, operate a concession stand ("the stand"), as part of SAC's operation at the San Diego Jack Murphy Stadium, which "stand" shall be located on the Upper Level, Section 21, and Kiosk C-34K located on the Plaza Level, Section 34, or such additional location as SAC may determine. SAC shall permit Rubio's to advertise its products at the Stadium, in accordance with the terms of this Agreement.

       b. SAC shall provide the following materials and services for the operation of "the stand":

               i.     Concession stand location.

               ii.    Utilities, including gas, water and electricity.

               iii. Sufficient equipment mutually agreed upon, to prepare Rubio's concession menu items.

               iv.    Menu strips for the menu board.

               v.     A suitable staff of employees.

               vi.    Additional smallwares, as required.

       c. SAC shall maintain adequate insurance for the operation of The Top Deck and Kiosk and shall indemnify and hold Rubio's harmless from any claims, damages and expenses that may arise in connection with SAC's negligent acts or omissions with respect to The Top Deck or Kiosk.

       d. All recipes and preparation procedures provided by Rubio's shall be treated by SAC as proprietary and confidential.

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       e.      SAC shall pay Rubio's within  ***  after the end of SAC's monthly accounting period, a sum equal to  ***  of the net sales
               (revenues less all taxes) on Rubio's products sold in these locations, excluding give-aways, employee meals and similar adjustments. SAC shall provide Rubio's with periodic access to The Top Deck and Kiosk to audit SAC's procedures.

       f. As per this Amended Agreement, SAC will make an additional investment of not more than *** to upgrade the cooking/serving line in the Top Deck. As shown in the attachment of March 23rd, this investment will include the cost of hook-up and installation.

2.     OBLIGATIONS OF RUBIO'S

       a. Rubio's shall assist SAC in the operation of The Top Deck and Kiosk and shall be subject at all times to and comply with, the terms and conditions of the written Agreement between SAC and San Diego Jack Murphy Stadium and with all applicable laws and regulations.

       b.      Rubio's shall provide the following:

               i. Neon sign acceptable to SAC, advertising The Top Deck, which sign shall remain the *** upon termination of this Agreement, and two (2) neon signs, advertising Rubio's Fish Tacos, which shall remain the property of Rubio's and be removed *** upon termination of this Agreement.

               ii. Four replacement exterior signs acceptable to SAC and consistent with other Stadium kiosks, which shall remain
                      the property of Rubio's and shall be removed,  ***      ,
                      upon the termination of this Agreement. *** shall be
                      *** for any and all *** to the *** and any other person or entity in connection with
                                             ***.

               iii. One walk-in refrigerator, minimum size 8' x 8' weather protected, with electrical and plumbing and hookups, concrete pad, fencing and installation and all necessary labor.

               iv. Interior layout and design and all kitchen equipment and labor required for the conversion of the stand into a high-production fish taco stand.

               v. Recipes, procedures and training for SAC employees in the preparation of foods to be sold at the Kiosk and ongoing supervision in the preparation and sale of food products.

               vi.    Smallwares for the initial operation of the Kiosk.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

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               vii.   Public address system for order pick-up.

       c. Rubio's shall make available for sale to SAC sufficient quantities of spices and seasonings as may be required for the sale of Rubio's products from The Top Deck and Kiosk.

       d. Rubio's grants to SAC the right and license for the term and all renewals of this Agreement, to use the name, "Rubio's" and any and all other trademarks, tradenames, logos and/or copyrights utilized by Rubio's in the sale of its products.

       e. All operational procedures and policies of SAC shall be treated by Rubio's as proprietary and confidential.

       f.      Rubio's shall be  ***  for any and all  ***  to the   ***
               and any other persons or entities in connection with *** depicting *** .

       g. As per this Amended Agreement, Rubio's will make an additional investment of not more than *** to upgrade the appearance and areas surrounding the C-34 Kiosk and the Top Deck.

3.     THE TERM

       a. This Agreement shall remain in effect for a period of Four (4) years, commencing as of the date hereof.

       b. This Agreement shall automatically renew for an additional one (1) year term, unless either party serves notice of its intent not to renew, prior to March 1st of the initial or any renewal term. Notwithstanding the foregoing, this Agreement
               shall terminate  upon termination of the                 ***
                              ***   .

       c. Upon termination of this Agreement, all equipment and materials owned by Rubio's shall be removed by Rubio's, *** , unless purchased by SAC upon such terms as the parties may agree.

4.     MISCELLANEOUS

       a. Neither party shall have any liability for any failure in performance due to any Act of God, or any other reason beyond such party's controls.

       b. This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and supersedes all other understandings and communications relating to such subject matter.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

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       c.      All investments will be made by Service America, initially, through its' Facility Planning Department. The investments will be reimbursed to SAC by subtracting *** from the royalty due to Rubio's on net sales until this investment has been repaid.


       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives, as of the date first above written.



SERVICE AMERICA CORPORATION             RUBIO'S RESTAURANTS, INC.


       /s/  Gary L. Howath                     /s/   illegible
--------------------------------        -------------------------------------
By:                                     By:


       Sr. V.P.                                President
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Title:                                  Title




*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

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